CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration
Statement on Form S-8 (File No. 33-93454), dated June 14, 1995, with regard to BT Financial Corporation 401(K) Plan for Banking Employees, of our report dated January 27, 1999, except for Note 22, which is dated February 23, 1999, on our audits of the consolidated financial statements of BT Financial Corporation and affiliates as of December 31, 1998 and 1997, and for the years ended
December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.


                                /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP

Pittsburgh, PA
March 29, 1999